EXHIBIT 10.1

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of September 2, 2010, by and among Toshiba Corporation, a Japanese corporation (“Toshiba”), Babcock & Wilcox Investment Company, a Delaware corporation (“B&W”, and together with Toshiba, the “Investors”), and USEC Inc., a Delaware corporation (the “Company”).  The Investors and the Company are referred to herein collectively as the “Parties”, and each individually as a “Party”.

RECITALS

WHEREAS, the Investors and the Company are parties to a Securities Purchase Agreement, dated as of May 25, 2010 (the “SPA”), providing for the Company’s issuance and sale to the Investors of shares of Series B-1 12.75% Convertible Preferred Stock of the Company, par value $1.00 per share and the Series B-2 11.5% Convertible Preferred Stock of the Company, par value $1.00 per share (together, the “Preferred Stock”), and certain other transactions, in each case on the terms set forth therein (collectively, the “Transaction”); and

WHEREAS, the Parties are entering into this Agreement concurrently with the consummation of the First Closing under the SPA, in accordance therewith.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

ARTICLE I

INVESTOR DIRECTORS

1.1 Information Rights.  For so long as an Investor Director continues to serve as a Director, the Company shall provide such Investor Director with all information made available to other Directors, as and when so made available to such other Directors; provided, however, that the Company shall not provide to (a) any Investor Director that is or is appointed or elected by a non-U.S. Person, any Classified Information or Export Controlled Information, except as permitted by an approved Negation Plan or applicable Laws, or (b) any Investor Director, any Competitively Sensitive Information.

1.2 Indemnification and Insurance.

(a) For so long as an Investor Director continues to serve as a Director, and for a period of six (6) years thereafter:

(i) (x) The Company shall, to the extent permitted by applicable Laws, indemnify and hold harmless all current and former Directors on terms that are no less favorable than the provisions contained in the Certificate of Incorporation and Bylaws of the Company as of the date hereof, and (y) such provisions shall not, except as required to comply with changes in applicable Laws, be amended, repealed or otherwise modified in any manner that would adversely affect the rights of such Directors; and

(ii) The Company shall maintain in full force and effect Directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers on terms no less favorable in the aggregate than those now applicable to Directors and officers of the Company, to the extent commercially reasonably available.

(b) In all D&O Insurance policies, each Investor Director shall be covered as an insured in such a manner as to provide the Investor Director with rights and benefits no less favorable than provided to the other Directors.

(c) Notwithstanding the foregoing, the Company shall not be obligated to make annual premium payments for D&O Insurance to the extent that such premiums exceed three hundred percent (300%) of the annual premiums paid as of the date hereof by the Company for such insurance (such three hundred percent (300%) amount, the “Maximum Premium”).  If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, the Company shall maintain the most advantageous policies of D&O Insurance obtainable for an annual premium equal to the Maximum Premium; provided, that in all events the coverage for the Investor Directors shall be no less favorable than that accorded to any other Director of the Company.

1.3 Qualified Directors.

(a) Notwithstanding the right of the Investors to elect the Investor Directors, no Investor Director shall be, and no Investor shall have the right to elect an Investor Director who is a director, officer or employee of, works for or on, or is assigned to any Competitor Affiliate (as defined in the Strategic Relationship Agreement dated as of May 25, 2010, by and among the Parties) of an Investor (any such Person engaged in such activities or having such position or capacity shall be considered “Unqualified”).

(b) Each Investor hereby covenants that for a period of eighteen (18) months after such Investor Director no longer serves as a Director, such former Investor Director will not be permitted to serve as a director, officer or employee of, or work for, or be assigned to any Competitor Affiliate of such Investor.

(c) For the avoidance of doubt, the Parties agree that Westinghouse Electric Company, LLC, is not a Competitor Affiliate of Toshiba.

(d) If at any time an Investor Director becomes Unqualified, the Investors hereby agree to promptly cause such Investor Director to resign from the Board and take all other actions necessary to effect such removal, including acting by written consent, to remove such Investor Director from the Board.

ARTICLE II

APPROVAL RIGHTS

2.1 Special Approval Rights.  Following the Third Closing, for so long as either Investor maintains its Minimum Equity Holdings, the Company shall not (and shall not permit any of its Subsidiaries to) adopt a plan of complete or partial dissolution or liquidation of the Company (other than in connection with a merger, sale of substantially all of the Company’s assets or other business combination transaction) without the prior written approval of the holders of a majority of the Preferred Stock then outstanding (voting together as a single class).

2.2 Minimum Equity Holdings.  An Investor will be deemed to maintain its “Minimum Equity Holdings”:

(a) (1) from the date of the First Closing until December 31, 2016, so long as, at any time and from time to time, (1) the Original Issue Value (as defined below) of all of the then-outstanding shares of the Preferred Stock acquired by such Investor in the Closings (excluding PIK Shares and shares acquired upon exercise of the Warrants), plus (2) for each share of Series C Preferred Stock then held by such Investor, excluding those shares of Series C Preferred Stock issued upon exercise of the Warrants, the Base Price upon which such Investor’s acquisition of such shares was calculated, plus (3) the aggregate Base Price for each share of the Class B Common Stock received upon conversion of the Preferred Stock then held by such Investor, plus (4) the aggregate amount of accrued and unpaid Dividends on such Investor’s outstanding shares of Series B Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(a) of the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable (collectively, such Investor’s “Aggregate Outstanding Value”) exceeds seventy-five percent (75%) of the aggregate Initial Liquidation Preference of all of the shares of the Preferred Stock issued in the Closings to such Investor, excluding PIK Shares and shares of Class B Common Stock and Series C Preferred Stock acquired on the exercise of Warrants (such Investor’s “Original Issue Value”); and

(b) after December 31, 2016, so long as such Investor’s Aggregate Outstanding Value exceeds fifty percent (50%) of such Investor’s Original Issue Value.

In each case, for purposes of determining Aggregate Outstanding Value and Original Issue Value, if there has been an automatic redemption pursuant to Section 7(g) of the Series B-1 Certificate of Designation, subsequent to a Conversion Election, Section 8(c) of the Series B-1 Certificate of Designation or Section 8(c) of the Series B-2 Certificate of Designation (each, an “Automatic Redemption”), the aggregate amount of the Liquidation Preference as of the date of redemption of such Investor’s Securities (excluding PIK Shares and shares acquired upon exercise of the Warrants) so redeemed shall be added to such Investor’s Aggregate Outstanding Value and the aggregate amount of the Liquidation Preference as of the date of redemption of such Investor’s Securities so redeemed shall be added to such Investor’s Original Issue Value; provided, however, that, if at any time after any Automatic Redemption, such Investor’s Deemed Holder Percentage is less than eight percent (8%), then such adjustment to Aggregate Outstanding Value and Original Issue Value shall not be made for purposes of determining such Investor’s Investor Director appointment rights under the Transaction Documents; for the avoidance of doubt, such adjustment shall continue to be made for purposes of determining any other rights of such Investor, including any rights of such Investor under Article II of the Strategic Relationship Agreement.

ARTICLE III

SUBSCRIPTION RIGHTS

3.1 Subscription Rights.

(a) If the Company proposes to sell shares of any preferred stock (other than Preferred Stock or in exchange therefore) (“Additional Securities”), including in a private placement, a public offering, as part of an acquisition, share exchange or otherwise, the Company shall, at least thirty (30) days prior to issuing such Additional Securities, notify each Investor in writing of such proposed issuance specifying the material terms and conditions thereof, including: (i) the number and description of such Additional Securities proposed to be issued and the percentage of the Company’s outstanding equity interests that such issuance would represent; (ii) the proposed issuance date; and (iii) the form of consideration and the proposed purchase price per share (such notice, the “Subscription Right Notice”), and shall, subject to the receipt by the Company of any required Nuclear and National Security Approvals (and to the Company’s compliance with Section 3.7 in respect thereof), offer to sell such Additional Securities to the Investors in the amounts set forth in Section 3.1(c), upon the terms and subject to the conditions set forth in the Subscription Right Notice and at the Purchase Price as set forth in Section 3.1(d) (the “Subscription Rights”); provided, that, if the purchase price for, or any of the other material terms and conditions of, the proposed issuance change or are not known at the time of provision of the Subscription Right Notice, the Company shall provide the Subscription Right Notice specifying that the price or other such terms and conditions are not yet available, and shall provide a supplemental notice (the “Additional Notice”), adding the missing terms, to the Investors as soon as they are known to the Company, and in no event later than ten (10) Business Days prior to such issuance.

(b) If an Investor wishes to subscribe for a number of Additional Securities less than the number to which it is entitled under this Section 3.1, such Investor may do so (but not less than 10% of the number to which it is entitled) and shall, in the notice of exercise of the offer, specify the number of Additional Securities that it wishes to purchase, which shall not be less than 10% of the shares to which it is entitled.

(c) The Company shall offer each Investor all, or any portion specified by the Investor in accordance with Section 3.1(b), of an amount of such Additional Securities such that, after giving effect to the proposed issuance (including the issuance to the Investor pursuant to the Subscription Rights and including any related issuance resulting from the exercise of preemptive or similar rights by any unrelated Person with respect to the same issuance that gave rise to the exercise of the Subscription Rights by the Investor), the Investor’s Equity Interest after such issuance would equal the Investor’s Equity Interest immediately prior to such issuance, such number of Additional Securities to constitute the “Subscription Share Amount”.  If, at the time of the determination of any Subscription Share Amount under this Section 3.1(c), any other Person has subscription or other equity purchase rights similar to the Subscription Rights, such Subscription Share Amount shall be recalculated to take into account the amount of Additional Securities such Persons have committed to purchase, rounding up such Subscription Share Amount to the nearest whole Additional Security.

(d) The “Purchase Price” for the Additional Securities to be issued pursuant to the exercise of Subscription Rights shall be payable to the extent practicable, in the same form of consideration set forth in the Subscription Right Notice (unless otherwise agreed by the Company and the applicable Investor) and, except as otherwise set forth below, shall equal per Additional Security the per Security issuance price for the Additional Securities giving rise to such Subscription Right.  In the case of any issuance of Additional Securities other than solely for cash, the Company and each Investor making a non-cash payment shall in good faith seek to agree upon the value of the non-cash consideration; provided, that the value of any publicly traded securities shall be deemed to be the closing price of such securities on the applicable national securities exchange as of the Trading Day immediately prior to the consummation of such issuance.  If the Company and such Investor fail to agree on the value of such non-cash consideration during the period contemplated by the first sentence of Section 3.2, then the Company shall refer the items in dispute to a nationally recognized investment banking firm that is selected by the Board and acceptable to the Investor and that shall be instructed to make a final and binding determination of the fair market value of such items within ten (10) Business Days.  If such a determination is required, the deadline for an Investor’s exercise of its Subscription Rights with respect to such issuance pursuant to Section 3.1(b) shall be extended until the fifth (5th) Business Day following the date of such determination.  Whichever of the Company or the Investor whose last estimate communicated in writing to the other party differed in dollar value the most from that finally determined by such investment banking firm shall be responsible for and pay all of the fees and expenses of such investment banking firm.  All determinations made by such investment banking firm shall be final and binding on the Company and the Investor.

3.2 Exercise Period.  The Subscription Rights set forth in Section 3.1 must be exercised by acceptance in writing of an offer referred to in Section 3.1(a) deliverable to the Company within ten (10) Business Days of receiving notice from the Company of its intention to sell Additional Securities, or, if applicable and later, within ten (10) days of any Additional Notice.  The closing of any purchase of Additional Securities pursuant to the exercise by the Investor of Subscription Rights hereunder shall occur on the closing of the transaction triggering such Subscription Rights, subject to the receipt of any necessary Governmental Approvals to which the issuance of Additional Securities is subject (and the Company shall use its commercially reasonable efforts to obtain such Governmental Approvals).

3.3 Sales to the Prospective Buyer.  If an Investor fails to elect to purchase all or part of its allotment of the Additional Securities described in the Subscription Right Notice within the time period described in Section 3.2, the Company shall be free to complete the proposed issuance or sale of Securities described in the Subscription Right Notice at a price and on other terms no less favorable to the Company than those set forth in the Subscription Right Notice.  If the Company does not enter into such an agreement for the sale of such Securities within thirty (30) Business Days after the expiration of the time period described in Section 3.2, or if such agreement is not consummated within ninety (90) days after the execution thereof, such Subscription Rights shall be deemed to be revived and such Additional Securities shall not be issued or sold unless first reoffered to the Investors in accordance with this Article III.

3.4 Survival of Rights.  The rights of an Investor set forth in this Article III shall continue for so long as such Investor maintains its Minimum Preferred Holdings.

3.5 No Subscription Rights for Third Party Financing.  Notwithstanding anything to the contrary set forth herein, the Investors shall not be entitled to their respective Subscription Rights with respect to issuances of securities in a Third Party Financing.

3.6 No Additional Funding Obligations.  For the avoidance of doubt, the Investors shall not have any obligation to fund or provide financial support of any kind (whether fixed, contingent, conditional or otherwise) to the Company beyond their respective obligations as to the Closings as set forth in the SPA.

3.7 Nuclear and National Security Approvals.  The Company shall use all commercially reasonable efforts to obtain any Nuclear and National Security Approvals required with respect to the Investors’ exercise of their respective rights under this Agreement, and each Investor shall reasonably cooperate with the Company in such efforts.

ARTICLE IV

REGISTRATION RIGHTS

4.1 Shelf Registration Statement.

(a) The Company shall, no later than the Filing Date, file with the SEC a Shelf Registration Statement (the “Initial Shelf”) relating to the offer and sale of the Registrable Securities by the Investors from time to time to permit the sale of Registrable Securities by the Investors pursuant to the Orderly Sale Arrangement set forth in Section 9 of the SPA and, thereafter, shall use its best efforts to cause the Initial Shelf to be declared effective under the Securities Act no later than ninety (90) calendar days following the date first filed with the SEC.  None of the Company’s securityholders (other than the Investors) shall have the right to include any Securities of the Company on the Initial Shelf.

(b) For so long as either Investor holds any Registrable Securities, the Company shall use its best efforts to maintain an effective Shelf Registration Statement registering all unsold Registrable Securities.  Subject to Section 4.3, the Company shall use its best efforts to keep a Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4.3(i), in order to permit the Prospectus forming a part thereof to be usable by the Investors until the date that the Investors no longer hold Registrable Securities (such period, the “Resale Period”).  The Company shall be deemed not to have used its best efforts to keep a Shelf Registration Statement effective during the Resale Period if the Company voluntarily takes any action that would result in the Investors’ not being able to offer and sell any of such Registrable Securities under such Shelf Registration Statement during that period, unless such action is (x) required by applicable Laws and the Company thereafter promptly complies with the requirements of Section 4.3 or (y) permitted pursuant to Section 4.3.

(c) For the avoidance of doubt, nothing in this Agreement shall require the Company to undertake or otherwise support an underwritten offering of Registrable Securities unless the Company determines to do so in its sole discretion.

(d) For the avoidance of doubt, any sale made pursuant to the Initial Shelf shall be subject to the Orderly Sale Arrangement set forth in Section 9 of the SPA.

4.2 Piggyback Rights.

(a) If at any time an Investor is in possession of Registrable Securities and the Company proposes to effect an underwritten registration of any of its securities (other than in a Third Party Financing) under the Securities Act (other than any registration of Securities on Form S-4 or Form S-8 or any successor forms), for its own account, or for the account of one or more stockholders of the Company (other than pursuant to the Initial Shelf) (each, a “Proposed Registration”), the Company shall give prompt written notice to the Investors of the Company’s intention to do so.  If an Investor’s Registrable Securities have not been included in the Proposed Registration, and within ten (10) Business Days of the receipt of any such notice such Investor delivers to the Company a written notice requesting to have any or all of its Registrable Securities included in such Proposed Registration (such notice to include the number of Registrable Securities that the Investor wishes to be included in the Proposed Registration), the Company shall use its commercially reasonable efforts to cause such shares to be registered as requested in such notice.  Notwithstanding any other provision of this Section 4.2(a), if the managing underwriter advises the Company that marketing factors require a limitation of the number of shares to be underwritten, the Company may limit the number of shares of Registrable Securities to be included in the Proposed Registration without requiring any limitation in the number of shares to be registered on behalf of the Company; provided, however, that the number of Registrable Securities included in the Proposed Registration pursuant to this Section 4.2(a) may not be reduced to less than twenty-five percent (25%) of the total number of shares requested by the Investors to be included in the Proposed Registration (the “Cut Back Limit”), and any such cut back will be implemented on a pro rata basis according to the number of shares requested by each Investor to be included in the Proposed Registration; provided, further, that nothing herein shall prevent the Company from canceling or withdrawing any Proposed Registration prior to the filing or effectiveness thereof.  Registrable Securities held by the Investors proposed to be included on a Proposed Registration shall have priority over all securities proposed to be included on such Registration Statement other than (i) securities to be sold by the Company unless the following clause (ii) applies, or (ii) if the Proposed Registration is pursuant to contractual demand rights of another Person, securities proposed to be included by such Person, which shall, subject to the Cut Back Limit, have priority over the Registrable Securities on such Registration Statement.

(b) No Investor’s Registrable Securities shall be registered unless such Investor accepts the terms of the underwriting as approved by the Company for the offering; provided that the Investor may independently negotiate with the underwriters for the offering any representations and warranties that the Investor shall give to such underwriters in connection with the offering.  In the event that an Investor is unable to agree with such underwriters on such representations and warranties or does not accept the terms of such underwriting, then the Company may proceed with the Proposed Registration without the participation of such Investor or the inclusion of any of such Investor’s Registrable Securities.

4.3 Registration Procedures.  In connection with the Registration Statements, the following provisions shall apply:

(a) The Company shall furnish to each Investor, prior to the Effective Time, a copy of any Registration Statement filed with the SEC (or to be filed in the case of an automatically effective Registration Statement), and shall furnish to each Investor, prior to filing with the SEC, copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein, and shall in good faith consider the reasonable comments suggested by such counsel, including consideration of inclusion thereof in the Registration Statement or Prospectus.  The Company shall deliver promptly to counsel to the Investors and to each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the SEC and the Company, its counsel or its auditors with respect to such Registration Statement.

(b) The Company shall promptly take such action as may be necessary so that (i) each of the Registration Statements and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, as in effect at any relevant time, (ii) each of the Registration Statements and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) each Prospectus forming a part of any Registration Statement, and any amendment or supplement to such Prospectus, in the form delivered to purchasers of the Registrable Securities during the Resale Period, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The Company shall promptly advise each Investor, and shall confirm such advice in writing if requested by either Investor:

(i) when any Registration Statement has been filed with the SEC and when any Registration Statement has become effective;

(ii) when any supplement to the Prospectus, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has been declared effective by the SEC;

(iii) of any SEC comments on, or request by the SEC for amendments or supplements to, any Registration Statement or the Prospectus included therein or for additional information;

(iv) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in any Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(vi) of the happening of any event or the existence of any state of facts that requires the making of any changes in any Registration Statement or the Prospectus included therein so that, as of such date, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to the Investors to suspend the use of the Prospectus until the requisite changes have been made).

(d) The Company shall use its commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of any Registration Statement.

(e) As promptly as reasonably practicable, the Company shall furnish to each Investor, upon their request and without charge, one (1) conformed copy of any Registration Statement and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless reasonably requested in writing to the Company by such Investor).

(f) The Company shall, during the period that any Registration Statement is effective, deliver to each Investor, without charge, as many copies of each Prospectus included in the applicable Registration Statement and any amendment or supplement thereto as such Investor may reasonably request; and the Company consents (except during a Suspension Period or during the continuance of any event described in Section 4.3(c)(iii)-(vi)) to the use of the Prospectus and any amendment or supplement thereto by each of the Investors in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the period that any Registration Statement is effective.

(g) Prior to any offering of Registrable Securities pursuant to a Registration Statement, the Company shall use commercially reasonable efforts to (i) register or qualify or cooperate with the Investors and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Investor may reasonably request in writing, (ii) keep such registrations or qualifications or exemption therefrom in effect and comply with such Laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Investor or underwriter, if any, to complete its distribution of Registrable Securities pursuant to such Registration Statement, and (iii) take any and all other actions reasonably necessary to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 4.3(g) or (B) subject itself or its Affiliates to general or unlimited service of process or to taxation in any such jurisdiction if they are not now so subject.

(h) Unless any Registrable Securities shall be in book-entry only form, if requested, the Company shall cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement, which certificates, if so required by any Approved Market upon which any Registrable Securities are listed, shall be free of any restrictive legends other than those required by Article ELEVENTH of the Certificate of Incorporation, and in such permitted denominations and registered in such names as the Investors may request in connection with the sale of Registrable Securities pursuant to such Registration Statement.

(i) Upon the occurrence of any fact or event contemplated by Section 4.3(c)(vi), subject to Section 4.3(j), the Company shall use its best efforts to promptly, but in any event within ten (10) Business Days following such occurrence, prepare and file (and have declared effective) a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus included therein or file any other document with the SEC so that, as thereafter delivered to purchasers of the Registrable Securities, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If the Company notifies the Investors of the occurrence of any fact or event contemplated by Section 4.3(c)(vi), the Investors shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, and shall thereafter distribute the updated Prospectus to purchasers of Registrable Securities to ensure that the Prospectus received by such purchaser does not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) After the Effective Time of any Registration Statement, the Company may suspend the use of any Prospectus by written notice to the Investors for a period not to exceed an aggregate of forty-five (45) calendar days in any ninety (90) calendar day period (each such period, a “Suspension Period”) if:

(i) an event has occurred and is continuing as a result of which the Registration Statement would, in the Company’s judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(ii) the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the Company and its Subsidiaries taken as a whole;

provided, that in the event that such disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company’s ability to consummate such transaction, the Company may extend the applicable Suspension Period from forty-five (45) calendar days to ninety (90) calendar days; provided, however, that Suspension Periods (including, without limitation, any such extension of a Suspension Period) shall not exceed an aggregate of one hundred twenty (120) calendar days in any three hundred sixty (360) calendar day period.  Each Investor shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus, except as required by applicable Laws.

(k) The Company shall enter into such customary agreements and take all such other necessary actions in connection therewith (including those reasonably requested by any Investor) in order to expedite or facilitate disposition of such Registrable Securities; provided, that the Company shall not be required to take any action in connection with an underwritten offering without the Company’s consent (such consent not to be unreasonably withheld, conditioned or delayed).

(l) To the extent permitted by Law, the Company shall (i) make reasonably available for inspection by any Investor and by any underwriter participating in any disposition pursuant to any Registration Statement, and by any attorney, accountant or other agent retained by such Investor or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (ii) cause the Company’s officers, Directors and employees to make reasonably available for inspection all information reasonably requested by any Investor or any such underwriter, attorney, accountant or agent in connection with such Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that such Persons shall, at the Company’s request, first enter into the Company’s standard confidentiality agreement, which, among other things, requires that confidential information shall be used solely for the purposes of exercising rights under this Agreement, unless such disclosure is made in connection with a court proceeding or required by Law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; provided, further, that, if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Investors and the other parties entitled thereto by one counsel designated by and on behalf of the Investors and other such parties.

(m) The Company shall use its best efforts to furnish to each Investor and, in any underwritten offering, each underwriter, a signed counterpart of (i) an opinion of counsel for the Company and (ii) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, in each case addressed to each Investor and, if applicable, each underwriter, covering matters with respect to such Registration Statement (and the Prospectus included therein) as the managing underwriter, if any, and the Investors shall request.

(n) The Company shall use its best efforts to cause the Registrable Securities to be listed on the NYSE or other market or stock exchange on which the Ordinary Common Stock primarily trades on or prior to the Effective Time of each Registration Statement hereunder.

(o) The Company shall cooperate and assist in any filings required to be made with Financial Industry Regulatory Authority, Inc.

(p) The Company shall use its best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by each Registration Statement contemplated hereby, including by taking all appropriate steps with respect to the marketing of an offering of Registrable Securities and making its management available to participate in road shows and other marketing activities in connection therewith.

(q) Notwithstanding anything to the contrary set forth herein, the Initial Shelf and any subsequent Shelf Registration Statement shall be filed as an automatically effective registration statement if the Company is eligible to do so.

4.4 Registration Expenses.  The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under this Article IV whether or not any of the Registration Statements are declared effective.  Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including fees and expenses (x) with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and (y) of compliance with United States federal and state securities or “blue sky” laws to the extent that such filings or compliance are required pursuant to this Agreement (including reasonable fees and disbursements of the counsel specified in the next sentence in connection with “blue sky” qualifications of the Registrable Securities under the laws of such jurisdictions as any Investor may designate)), (ii) printing expenses, (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Investor hereunder, (iv) fees and disbursements of counsel for the Company in connection with any Registration Statement, (v) reasonable fees and disbursements of the transfer agent for the Common Stock, and (vi) all fees for any accountants, including in connection with any comfort letter.  In addition, the Company shall bear or reimburse the Investors for the reasonable fees and disbursements of legal counsel for the Investors, which amount shall not exceed $100,000 in the aggregate.  In addition, the Company shall pay the internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company.

4.5 Indemnification and Contribution.

(a) Indemnification by the Company.  The Company shall indemnify and hold harmless each Investor, each underwriter, if any, and each Person, if any, who controls any such Investor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (for purposes of this Section 4.5(a), each an “indemnified party”), from and against any loss, claim, damage, liability or expense whatsoever as incurred (including reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such loss, claim, damage, liability or expense (or action in respect thereof) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto or any related preliminary prospectus or the Prospectus or any amendment thereto of supplement thereof, or arises out of, or is based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability or expense arises out of, or is based upon, (i) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of an indemnified party specifically for use therein; (ii) an offer or sale by an Investor of Registrable Securities during a Suspension Period, if such indemnified party is an Investor or an Affiliate of an Investor that, in either case, received from the Company a notice of the commencement of such Suspension Period prior to the making of such offer or sale; or (iii) in a case where a copy of a Prospectus required to be delivered by such indemnified party, is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a preliminary Prospectus and a copy of the amended or updated Prospectus was not sent or given by or on behalf of such indemnified party to the Person asserting an such loss, claim, damage, liability or expense (if required by Law so to have been delivered) at or prior to the written confirmation of the sale of Registrable Securities as required by the Securities Act and the Prospectus would have corrected such untrue statement or omission or alleged untrue statement or omission; provided that in clause (iii) the Company had promptly notified the Investors of such untrue statement or alleged untrue statement or omission or alleged omission in compliance with Section 4.3(i).  The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any indemnified party.  The Company shall not be liable under this Section 4.5(a) for any settlement of any action effected without its written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that with respect to actions pursuant to clauses (i), (ii) and (iii) of Section 4.6(c), no such consent shall be required.

(b) Indemnification by the Investors.  Each Investor, severally and not jointly, shall indemnify and hold harmless the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (for purposes of this Section 4.5(b), each an “indemnified party”), from and against any loss, claim, damage, liability or expense whatsoever as incurred (including reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such loss, claim, damage, liability or expense (or action in respect thereof) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto or any related preliminary prospectus or the Prospectus or any amendment thereto or supplement thereof, or arises out of, or is based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission made therein was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for use therein.  In no event shall the liability of any Investor hereunder be greater in amount than the dollar amount of the proceeds received by such Investor upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation, except in the case of fraud, willful misconduct or gross negligence by an Investor.  The foregoing indemnity agreement is in addition to any liability that any Investor may otherwise have to the Company and any such controlling Person.

(c) Notices of Claims, Etc.  Promptly after receipt by an indemnified party under this Section 4.5 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.5, notify the indemnifying party in writing of the claim or the commencement of such action; provided, however, that the failure to notify the indemnifying party shall not relieve it of any liability that it may have under this Section 4.5, unless the indemnifying party is materially prejudiced by such delay or failure.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 4.5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and its respective directors, employees, officers and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 4.5 if (i) employment of such counsel has been authorized in writing by the indemnifying party, or (ii) such indemnifying party shall not have employed counsel to have charge of the defense of such proceeding within thirty (30) days of the receipt of notice thereof, or (iii) such indemnified party shall have reasonably concluded, based upon written advice of such indemnified party’s counsel, that the representation of such indemnified party and those directors, employees, officers and controlling persons by the same counsel representing the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them or where there may be one or more defenses available to them that are different from or in conflict with those available to the indemnifying party, and in any such event ((i), (ii) or (iii)) the fees and expenses of such separate counsel shall be paid by the indemnifying party as incurred.  It is understood that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm (in addition to local counsel in each jurisdiction) for all indemnified parties in connection with any proceeding or related proceedings.  No indemnifying party shall, without the prior written consent of the indemnified parties (which shall not be unreasonably withheld, conditioned or delayed), effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought hereunder (whether or not the indemnified party or parties are actual or potential parties thereto) unless (1) such settlement, compromise or judgment (x) includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, and (2) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d) Contribution.  To the extent the indemnification provided for in this Section 4.5 is unavailable to or unenforceable an indemnified party under Section 4.5(a) or Section 4.5(b), then (i) each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to in Section 4.5(a) or Section 4.5(b) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the registration of the Registrable Securities pursuant to the applicable Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable Laws, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or such Investor or such other indemnified party, as the case may be, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 4.5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this Section 4.5(d).  The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 4.5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.  Notwithstanding any other provision of this Section 4.5(d), no Investor of the Registrable Securities shall be required to contribute any amount in excess of the amount by which the gross proceeds received by such Investor from the sale of the Registrable Securities pursuant to applicable Registration Statement exceeds the amount of damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 4.5(d), each Person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.  The Investors’ respective obligations to contribute pursuant to this Section 4.5(d) are several in proportion to the respective amount of Registrable Securities that they have sold pursuant to a Registration Statement and not joint.  The remedies provided for in this Section 4.5(d) are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(e) Survival.  The indemnity and contribution provisions contained in this Section 4.5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Investor or any Person controlling any Investor, or by or on behalf of the Company, its officers or Directors or any Person controlling the Company, and (iii) any sale of Registrable Securities pursuant to any Registration Statement.

4.6 Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC that may at times permit the sale of Registrable Securities to the public in the United States without registration after the Filing Determination Date, the Company shall use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) file, as and when applicable, with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) furnish to each Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act.

4.7 Lock Up.  In connection with any underwritten offering of the Company’s securities, each Investor and Permitted Holder of Registrable Securities agrees that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, that it will (a) not offer, sell, contract to sell, loan, grant any option to purchase, make any short sale or otherwise dispose of, hedge or transfer any of the economic interest in (or offer, agree or commit to do any of the foregoing) any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly (including holding as a custodian) or with respect to which such Person has beneficial ownership within the rules and regulations of the Commission (other than those included by such Person in the offering in question, if any) without the prior written consent of the Company or such underwriters, as the case may be, for up to fourteen (14) days prior to, and during the ninety (90) day period following, the effective date of the registration statement for such underwritten offering, and (b) enter into and be bound by such form of agreement with respect to the foregoing as the Company or such managing underwriter may reasonably request; provided that each executive officer and director of the Company also agrees to substantially similar restrictions.  The restrictions set forth in this Section 4.7 shall terminate, with respect to an Investor and its Permitted Holders, when such Investor and its Permitted Holders own less than 7.5% of the outstanding Common Stock, after giving effect to such Investor’s and its Permitted Holders’ Preferred Stock, Series C Preferred Stock and Class B Common Stock on an as converted basis using the Base Price on the date of the request of the Company or the underwriters mentioned above of in calculating the amount of outstanding Common Stock; provided that, unless the SPA is earlier terminated, no such termination shall be effective until the later of (i) the Third Closing and (ii) 90 days following completion of a Third Party Financing.

ARTICLE V

OTHER AGREEMENTS

5.1 Standstill.  From the date hereof until the later of (i) such time as it ceases to own any Securities and (ii) nine (9) months after the Investors are no longer entitled to appoint an Investor Director pursuant to the Certificate of Incorporation (such period, the “Standstill Period”), each Investor agrees that it shall not and shall cause its Affiliates not to:

(a) acquire, or propose to acquire, beneficial ownership of any Securities or assets, or rights or options to acquire any Securities or assets, of the Company, including derivative securities representing the right to vote or economic benefits of any such Securities, other than (i) pursuant to a Permitted Offer, (ii) the acquisition of Preferred Stock and Warrants pursuant to the terms and conditions set forth in the SPA, (iii) upon the conversion of Preferred Stock and Class B Common Stock pursuant to the terms and conditions set forth in the SPA, the certificates of designation of such Preferred Stock and the Company’s Certificate of Incorporation, (iv) upon the exercise of Warrants, pursuant to the terms and conditions set forth in the SPA and such Warrant, and (v) pursuant to the terms and conditions set forth in Article III of this Agreement; provided, that the transfer of Securities among the Investors and to or from any special purpose company formed to hold the beneficial ownership of such Securities, to the extent in compliance with the transfer restrictions and procedures set forth in Section 9.1 of the SPA, shall not be deemed a violation of this Section 5.1(a), provided any such special purpose company is owned exclusively by the Investors and their controlled Affiliates;

(b) make, or effect or commence, any tender or exchange offer, merger or other business combination involving the Company, other than pursuant to a Permitted Offer;

(c) commence or complete, or propose to commence or complete, any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, other than pursuant to a Permitted Offer;

(d) make, or in any way participate in, any Solicitation of proxies to vote or consent, or seek to advise or influence any Person with respect to the voting of, any Securities of the Company, or to become a Participant in any Election Contest with respect to the Company or grant a proxy to any other Person to vote any Securities held by such Investor;

(e) form, join or in any way participate in a 13D Group with respect to, or otherwise act in concert with any Person in respect of, any Securities of the Company; provided, that the Investors’ formation of a 13D Group among themselves and any special purpose company formed to hold the beneficial ownership of such Securities shall not be deemed a violation of this Section 5.1(e);

(f) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, the Board or the policies of the Company, except as expressly granted pursuant to the definitive agreements for the Transaction or by the Board;

(g) negotiate with or provide any information to any Person with respect to, or make and statement or proposal to any Person with respect to, or make any public announcement or proposal or offer with respect to, or act as a financing source for or otherwise invest in any Person in connection with, or otherwise solicit, seek or offer to effect any transactions or actions that are prohibited pursuant to this Section 5.1; or

(h) advise, assist or encourage any other Person in connection with any transactions or actions prohibited pursuant to the foregoing (a)-(g).

Notwithstanding the foregoing, nothing in this Section 5.1 shall restrict in any way the actions of any Investor Director in such person’s capacity as a Director.

5.2 Use of Proceeds from the Third Closing.  The Company shall use the proceeds of the Third Closing in accordance with the funding plan and related provisions set forth in or established under the definitive agreements for the DOE Financial Closing.

5.3 Waiver of Appraisal and Dissenter’s Rights.  Each Investor shall waive any appraisal or dissenter’s rights to which they may be entitled under applicable Laws in connection with any Change of Control of the Company.

5.4 Voting Agreement.

(a) At any time at which the holders of Series C Preferred Stock and Class B Common Stock shall be entitled to vote together with the holders of Common Stock (and any other class or series of capital stock entitled to vote on the matter with the Common Stock) as a single class with respect to any transactions involving a merger of the Corporation or sale of all or substantially all of the Corporation’s assets which must be submitted to the Corporation’s stockholders pursuant to the Delaware General Corporation Law (a “Transaction Approval”), to the extent any Investor and its Affiliates in the aggregate beneficially own shares entitled to exercise voting power exceeding 10% of the aggregate voting power of such class (“Excess Voting Share”) on such matter, the Investor agrees to vote (or exercise a written consent in favor of), and to cause any of its Affiliates to vote (or exercise a written consent in favor of), all such Excess Voting Shares on such matter as recommended by the Board to stockholders generally.

(b) Each Investor hereby grants to the Company, and each officer of the Company holding the office of Vice President or Secretary, with full power of substitution, an irrevocable proxy (the “Proxy”) from the date hereof until the termination of this Agreement to act as the Investors’ proxy to vote the Excess Voting Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Excess Voting Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of the stockholders of the Company and in every written consent in lieu of such a meeting, in each case as and to the extent provided in Section 5.4(a) in connection with a Transaction Approval. Each  Investor hereby affirms that the Proxy is given in connection with the Securities Purchase Agreement and this Agreement and that such Proxy is given to secure the performance of the duties of Investor under Section 5.4(a).  Each Investor hereby further affirms that the Proxy is coupled with an interest and may under no circumstances be revoked.  Each Investor hereby ratifies and confirms all that such Proxy may lawfully do or cause to be done by virtue hereof.  Without limiting the generality of the foregoing, such Proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law.  If for any reason the Proxy granted herein is not irrevocable, Investor agrees to vote the Excess Voting Shares in accordance with Section 5.4(a) hereof and to cause any of its Affiliates to vote any Excess Voting Shares in accordance with Section 5.4(a) hereof.  To the extent necessary to comply with the terms hereof, each Investor agrees to cause its Affiliates to execute irrevocable proxies consistent with the irrevocable Proxies given by each Investor pursuant to this Section 5.4(b).

ARTICLE VI

TERM

This Agreement is effective as of the date hereof.  Except as otherwise expressly provided herein with respect to specific provisions of this Agreement, this Agreement may be terminated only upon the mutual written agreement of the Parties; provided, however that the rights of an Investor pursuant to Article II hereof shall terminate at any time that such Investor fails to satisfy the Minimum Equity Holdings.  If this Agreement is terminated pursuant to this Article VI, all further obligations of each Party shall terminate without further liability or obligation of such Party to any other Party, including liability for damages; provided, however, that no such termination shall relieve any Party from any liability for any breach of this Agreement arising prior to the termination date; provided, further, that Section 3.6 and Section 7.4 shall survive any termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

7.1 Certain Definitions.  Capitalized terms used herein, but not otherwise defined, in the body of this Agreement have the meanings set forth in Schedule 1 or, if not defined therein, the meanings set forth in the SPA.

7.2 Titles and Subtitles; Interpretation.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The definitions contained in Schedule 1 to this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.  Each of the Parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

7.3 Reasonable Efforts.   When used in this Agreement (including in any amendment to this Agreement), the terms “best efforts,” “reasonable efforts,” “commercially reasonable efforts” and “reasonable best efforts” shall mean efforts that are considered to be commercially reasonable under the circumstances prevailing at the time, taking into account the economic condition of the Party making such efforts, the information actually available to such Party at the time the efforts are made, and the internal resources and employees available to such Party to make such efforts. In no event shall it require a Party to undertake measures, which in its reasonable judgment, could materially jeopardize its ability to perform its other legal or contractual obligations to others (including to the other Parties) or to comply with applicable Laws or could adversely impact the licenses, permits or regulatory status of the Company or its Subsidiaries.  In all cases, such efforts shall be exercised diligently and in good faith and, in the case of the Company’s efforts to receive approvals that may be required under applicable Laws, consistent with its own efforts to obtain its most critical such approvals, on its own behalf, from time to time.

7.4 Confidentiality.  All Confidential Information (as defined in the Strategic Relationship Agreement) disclosed by a Party to another Party pursuant to this Agreement will be subject to the terms of Section 4.4 of the Strategic Relationship Agreement.  For clarity, (a) each Investor Director is a Representative (as defined in the Strategic Relationship Agreement) of the Investor appointing the Investor Director and (b) nothing herein shall be deemed to reduce or waive the fiduciary duties of a director of Company.

7.5 Representations and Warranties of Toshiba.  Toshiba represents and warrants to the Company as follows:

(a) Toshiba is a corporation duly organized and validly existing under the laws of Japan.

(b) Toshiba has all requisite corporate power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated to be performed by it hereby.  The execution, delivery and performance by Toshiba of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Toshiba.  No approval of Toshiba’s stockholders is required in connection with Toshiba’s execution, delivery and performance of this Agreement and the consummation by Toshiba of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Toshiba and, assuming the due authorization, execution and delivery of this Agreement by B&W and the Company, constitutes the legal, valid and binding agreement of Toshiba enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions.

7.6 Representations and Warranties of B&W.  B&W represents and warrants to the Company as follows:

(a) B&W is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) B&W has all requisite corporate power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated to be performed by it hereby.  The execution, delivery and performance by B&W of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of B&W.  This Agreement has been duly executed and delivered by B&W and, assuming the due authorization, execution and delivery of this Agreement by Toshiba and the Company, constitutes the legal, valid and binding agreement of B&W enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions.

7.7 Representations and Warranties of the Company.  The Company represents and warrants to the Investors as follows:

(a) The Company is a corporation organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated to be performed by it hereby.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company other than the Stockholder Approvals.  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Investor, constitutes the legal, valid and binding agreement of the Company enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions.

7.8 Further Assurances.  Each Party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement.

7.9 No Assignment or Transfer.  No Party shall assign this Agreement or its rights hereunder to any Person without the written consent of each other Party; provided, that (a) each Investor may assign its rights hereunder to any permitted transferee of its Securities in accordance with Section 9.1 of the SPA, and (b) the registration rights under Article IV shall be exercisable by any Permitted Holder of Registrable Securities, including after transfers of Registrable Shares provided such Permitted Holder becomes a party to and bound by this Agreement.  Except as expressly provided herein, any purported assignment by any Party shall be null and void.

7.10 Injunctive Relief.  The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court without the necessity of posting any bond or other security, this being in addition to any other remedy to which they are entitled at Law or in equity.  Additionally, each Party hereto irrevocably waives any defenses based on adequacy of any other remedy, whether at Law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor.

7.11 Severability.  If any provision of this Agreement, or the application thereof to any Person, place or circumstance, is held by a court of competent jurisdiction or in an arbitration under Section 7.16 to be invalid, void or otherwise unenforceable, such provision shall be enforced to the maximum extent possible so as to effect the intent of the Parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, and the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect and, in such event, the Parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the Parties’ intentions hereunder.

7.12 Waivers.  The waiver by a Party of a breach of or a default under any provision of this Agreement (a) shall not be effective unless such waiver is in writing, expressly states that it is a waiver hereunder, and identifies the breach or default to be waived and (b) shall not be construed as effective against or with respect to any other Party.  No waiver hereunder shall, in any event, be construed as a waiver of any subsequent breach of, or default under, the same or any other provision of this Agreement, nor shall any delay or omission on the part of a Party in exercising or availing itself of any right or remedy, or any course of dealing hereunder, operate as a waiver of any right or remedy.

7.13 Amendments.  This Agreement may be amended only by written document, expressly stating that it is an amendment to this Agreement, identifying the provisions of this Agreement to be amended, and duly executed on behalf of each of the Parties.  No delay or omission on the part of a Party in exercising or availing itself of any right or remedy, or any course of dealing hereunder, shall operate as an amendment with respect to any provision hereof.

7.14 Governing Law.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the Parties.

7.15 Conversion or Redemption Dispute.

(a) Resolution of Conversion or Redemption Dispute.   If a dispute between the Company and an Investor shall arise as to the appropriate Factor under Section 7 of the Series B-1 Certificate of Designation, upon a Final Determination (as defined in the Series B-1 Certificate of Designation) of the Factor, the obligations of the Parties shall be as follows:

(i) If the Factor is determined to be 1.1, the Corporation shall, within 20 Business Days, provide to the Investor, but only in respect of Series B-1 Preferred Stock redeemed or converted prior to such payments, (i) in the case of a redemption effected pursuant to Section 7(g) of Series B-1 Certificate of Designation, subject to the provisions of the Delaware General Corporation Law, cash in an amount equal to the difference between the amount that would have been paid to such Investor had such final Factor been applied at the time of redemption and the amount previously paid to such Investor pursuant to Section 7(h) of the Series B-1 Certificate of Designation, (ii) in the case of a Conversion Election, (x) the difference between the number of shares of Class B Common Stock or Series C  Preferred Stock (as applicable) as would have been issued to such Investor pursuant to Sections 7(b) of the Series B-1 Certificate of Designation had such final Factor been applied at the time of conversion and the number of shares previously issued to such Investor pursuant to Section 7(h) of the Series B-1 Certificate of Designation, or (y) subject to the Delaware General Corporation Law, in the sole discretion of the Company, cash in an amount equal to the value of the shares as would have been issued under clause (x) based upon the Base Price as of the date of payment, or (iii) in the case of a Sale Election (as defined in the Series B-1 Certificate of Designation), an amount in cash equal to the difference between (A) the product of the final Factor and the amount calculated pursuant to clause (2)(x)(A) of Section 7.2 of the Series B-1 Certificate of Designation and (B) the amount calculated pursuant to clause (2)(x)(A) of Section 7.2 of the Series B-1 Certificate of Designation, in accordance with Section 7(h) of the Series B-1 Certificate of Designation.

(ii) If the Factor is determined to be 0.9, such Investor shall, within 20 Business Days, provide to the Company, but only in respect of Series B-1 Preferred Stock redeemed or converted prior to such payments, (i) in the case of a redemption effected pursuant to Section 7(g) of the Series B-1 Certificate of Designation, cash in an amount equal to the difference between the amount previously paid to such Investor pursuant to Section 7(h) of the Series B-1 Certificate of Designation and the amount that would have been paid to such Investor thereunder had such Factor been applied,  (ii) in the case of a Conversion Election, either (x) cash in an amount equal to the value of the shares issuable under Clause (y) hereof (based upon the Base Price at date of payment, or (y) a number of shares of Class B Common Stock or Series C Preferred Stock (as applicable) equal to, the difference between the number of shares of Class B Common Stock or Series C  Preferred Stock (as applicable) as were issued to such Investor pursuant to Section 7(h) of the Series B-1 Certificate of Designation) at such conversion and the number of shares which have been issued had  such final Factor been applied at such time, or (iii) in the case of a Sale Election, an amount in cash equal to the difference between the (A) the amount previously calculated pursuant to clause (2)(x)(A) of Section 7.2 of the Series B-1 Certificate of Designation and (B) the product of the final Factor and the amount calculated pursuant to clause (2)(x)(A) of Section 7.2 of the Series B-1 Certificate of Designation; or

(iii) if the Factor is determined to be 1.0, then no transfers of cash or shares need be made.

7.16 Dispute Resolution.

(a) Executive Meetings.  Prior to submitting any dispute or controversy arising from or in connection with this Agreement, including the breach, termination or invalidity thereof (a “Dispute”), to arbitration pursuant to Section 7.16(b), upon written request of any Party, each Party shall appoint a designated representative whose task it will be to meet promptly for the purpose of endeavoring to resolve such Dispute.  The designated representatives shall meet, in person or by telephone or video conference as deemed appropriate by the Parties, as often as the Parties reasonably deem necessary to discuss the Dispute in an effort to resolve the Dispute without the necessity of any further proceeding.  The Parties agree to negotiate, in good faith, in an attempt to resolve the Dispute for a period of not greater than thirty (30) days after notice of the Dispute is received by the Parties.

(b) Arbitration; Rules; Location.  Any Dispute that is not resolved pursuant to Section 7.16(a) shall be referred to and finally determined under the Rules of Arbitration of the International Chamber of Commerce then in effect (the “ICC Rules”).  The place of arbitration shall be San Francisco, California, or such other location as the Parties may agree in writing

(c) Arbitrators.  There shall be three (3) arbitrators, nominated in accordance with the ICC Rules.  Each arbitrator on the arbitral tribunal shall be disinterested in the Dispute and shall have no connection to any Party thereto

(d) Award.  The arbitral award shall be in writing, state the reasons for the award, and be the sole and exclusive binding remedy with respect to the Dispute between and among the Parties.  Judgment on the award rendered may be entered in any court having jurisdiction thereof.  The Parties hereby waive any right to refer any question of law and right of appeal on the law and/or merits to any court, except as provided by the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958.  For purposes of such convention, the award shall be deemed an award of the United States, the relationship between the Parties shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Section 7.16 shall be deemed commercial.  The arbitrators shall have the authority to grant any equitable or legal remedies that would be available in any judicial proceeding intended to resolve a Dispute.

(e) Language of Proceedings.  The language of the arbitral proceedings shall be English.

(f) Confidentiality of Proceedings.  The Parties agree that any arbitration hereunder shall be kept confidential, and that the existence of the Dispute, the proceeding and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall be deemed Confidential Information (as such term is used in the Strategic Relationship Agreement), and shall not be disclosed beyond the tribunal, the International Court of Arbitration, the parties to the Dispute, their counsel, and any Person necessary to the conduct of the proceeding, except as and to the extent required to enforce any arbitral award, or as otherwise contemplated by such confidentiality agreements.

(g) Expenses.  Each party hereto to a Dispute shall bear its own legal fees and costs in connection therewith.

(h) Injunctive Relief.  Notwithstanding the foregoing, any Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction to preserve the status quo, pending the final decision or award of the arbitrators.

(i) Consent to Jurisdiction.  Each of the Parties hereby irrevocably consents to jurisdiction of any court State or Federal in the United States of America (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding pursuant to Section 7.16(h) or enforcing any award under Section 7.16(d), and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party by notice as provided in Section 7.20 shall be deemed effective service of process on such Party.

(j) Concurrent Disputes.  To the extent of concurrent Disputes (as such term is used in each of the Transaction Documents) under multiple Transaction Documents, the Parties agree to consolidate any and all such Disputes into a single proceeding pursuant to the procedures set forth in this Section 7.16.

7.17 Limitations on Damages.  In no event shall any Party have any liability for loss of profits, revenue or goodwill, loss or interruption of business, loss of data, or for any indirect, incidental, special, consequential or punitive damages, arising out of or relating to this Agreement or the subject matter hereof, no matter what theory of liability, and even if advised of the possibility or probability of such damages.

7.18 Independent Contractors.  Each Party is an independent contractor and no Party’s personnel are employees or agents of any other Party for federal, state or other taxes or any other purposes whatsoever, and are not entitled to compensation or benefits of the other.  Nothing hereunder shall be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership or business entity of any kind, nor shall anything in this Agreement be deemed to constitute any Party the agent or representative of any other Party.

7.19 No Third-Party Beneficiaries.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a Party to this Agreement (including any partner, member, stockholder, director, officer, employee or other beneficial owner of either Party, in its own capacity as such or in bringing a derivative action on behalf of a Party hereto) shall have any standing as third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

7.20 Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered by hand or upon confirmed receipt of a facsimile transmission, (b) when received if sent by an internationally recognized overnight courier service (receipt requested), or (c) ten (10) Business Days after mailing, postage prepaid, by registered or certified mail, return receipt requested, to the below address or such other addresses as a Party shall specify in a written notice to the other Parties provided as contemplated herein.

To Toshiba:                                                                To B&W:

Toshiba Corporation                                                                Babcock & Wilcox Investment Company
1-1 Shibaura 1-chome                                                               800 Main Street
Minato-ku, Tokyo 105-8001                                                     Lynchburg, VA 24502
JAPAN                                                                       U.S.A.
Attn: General Manager                                                             Attn: James D. Canafax, Esq.
Legal Affairs Division,                                                              Fax:  +1 434 522 6793
Power Systems Company
Fax:  +81 3 5444 9183

With a copy (which shall not                                                   With a copy (which shall not
     constitute notice) to:                                                                   constitute notice) to:

 Morrison & Foerster                                                                Baker Botts
     Shin-Marunouchi Building, 29th floor                                 The Warner
     5-1, Marunouchi 1-chome                                                      1299 Pennsylvania Avenue, NW
     Chiyoda-ku, Tokyo 100-6529                                                 Washington, DC 20004-2400
     JAPAN                                                                     U.S.A.
     Attn: Ken Siegel, Esq.                                                             Attn: Michael Gold, Esq.
     Fax:  +81 3 3214 6512                                                                Fax:  +1 202 585 1024

To the Company:

     USEC Inc.
     2 Democracy Center
     6903 Rockledge Drive
     Bethesda, MD 20817
     U.S.A.
     Attn: General Counsel
     Fax:  +1 301 564 3206

With a copy (which shall not
     constitute notice) to:

Latham & Watkins
555 11th Street, N.W.
    Washington, DC 20004
    U.S.A.
    Attn: Scott C. Herlihy, Esq.
    Fax:  +1 202 637 2201

7.21 Entire Agreement.  This Agreement and the other Transaction Documents (including the schedule and exhibits attached hereto and thereto, which are incorporated herein by reference) constitute the entire agreement among the Parties with respect to its subject matter.  This Agreement and the other Transaction Documents supersede all previous, contemporaneous and inconsistent agreements, negotiations, representations and promises between among the Parties, written or oral, regarding the subject matter hereof.  There are no oral or written collateral representations, agreements or understandings except as provided herein and in the other Transaction Documents.

7.22 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument.  Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  The exchange of copies of this Agreement and of signature pages by facsimile transmission, portable document format (.pdf) or other electronic format shall be deemed to be their original signatures for all purposes.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the Parties have entered into this Investor Rights Agreement as of the date first above written.

TOSHIBA: Toshiba Corporation By: /s/ Yasuharu Igarashi Name: Yasuharu Igarashi Title: Corporate Senior Vice President, President and CEO, Power Systems Company

Signature Page to the
Investor Rights Agreement

IN WITNESS WHEREOF, the Parties have entered into this Investor Rights Agreement as of the date first above written.

B&W: Babcock & Wilcox Investment Company By: /s/ Mary Pat Salomone Name: Mary Pat Salomone Title: Senior Vice President and Chief Operating Officer

Signature Page to the
Investor Rights Agreement

IN WITNESS WHEREOF, the Parties have entered into this Investor Rights Agreement as of the date first above written.

The Company: USEC Inc. By: /s/ John K. Welch Name: John K. Welch Title: President and Chief Executive Officer

Signature Page to the
Investor Rights Agreement

SCHEDULE 1

DEFINITIONS

Unless otherwise defined herein, terms used herein that are defined in the SPA shall have the meanings set forth for such terms in the SPA.

“13D Group” means any partnership, limited partnership, syndicate or other group, as those terms are used within the meaning of Section 13(d)(3) of the Exchange Act.

“ACP” means the design, manufacture, construction, development, startup, completion, operation, financing, maintenance and improvement of a front-end nuclear fuel facility utilizing U.S. gas centrifuge enrichment technology and related infrastructure assets and properties.

 “Atomic Energy Act” means the Atomic Energy Act of 1954, as amended (42 U.S.C. 2011 et seq.).

 “Beneficial Owner” means any Person who has beneficial ownership.

“Base Price” has the meaning ascribed to it in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable.

“beneficial ownership” shall mean any ownership that would be determined to be “beneficial ownership” pursuant to Rule 13d-3 promulgated pursuant to the Exchange Act.

“Board” means the board of directors of the Company or any duly authorized committee thereof.

“Business Day” means any calendar day other than (i) a Saturday or Sunday or (ii) a calendar day on which banking institutions in either the City of New York or Tokyo, Japan are authorized by Law, regulation or executive order to remain closed.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended, from time to time.

“CFIUS” means the Committee on Foreign Investment in the United States of the United States Treasury Department and any successor Governmental Authority thereto.

“Change of Control” shall mean the occurrence of any of the following:

(a) any Person shall Beneficially Own, directly or indirectly, through a merger, business combination, purchase, or other transaction or series of transactions, shares of the Corporation’s capital stock entitling such Person at such time to exercise 50% or more of the total voting power of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors, other than as a result of an acquisition of such stock by the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s employee benefit plans (for purposes of this subsection (1), “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act);

(b) the Corporation (A) merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another Person or (B) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

(i) that does not result in a reclassification, conversion, exchange or cancellation of the Corporation’s outstanding Common Stock;

(ii) that is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of any class or series of common stock of the surviving entity; or

(iii) there the issued and outstanding capital stock having voting power to vote generally to elect a majority of the Board of Directors outstanding immediately prior to such transaction is converted into or exchanged for such voting stock of the surviving or transferee Person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Class B Common Stock” means shares of the class B common stock of the Company, par value $0.10 per share to be authorized by the Charter Amendment.

“Classified Information” means (i) information classified as either Restricted Data or Formerly Restricted Data or (ii) National Security Information.

“Closings” means the First Closing, the Second Closing and the Third Closing, each as defined in the SPA.

“Common Stock” means collectively, the Ordinary Common Stock and the Class B Common Stock.

“Competitively Sensitive Information” means any non-public information the Company possesses relating to (i) the prices, quantities and other terms of sale on which the Company supplies or offers to supply products or services to Toshiba’s competitors; and (ii) the prices, quantities and other terms of service on which a Toshiba competitor or B&W competitor supplies or offers to supply products or services to a customer, including the Company.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

“Conversion Election” has the meaning ascribed to it in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable.

“Deemed Holder Percentage” shall mean, as to any Permitted Holder, the percentage resulting from the following calculation, (1)(A) the number of shares of Ordinary Common Stock equal to the quotient of (w) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on the outstanding shares of Series B Preferred Stock held by such Permitted Holder from and including the immediately preceding Dividend Payment Date to, but excluding, the date of conversion and (x) the Base Price for the date of such calculation, plus (B) the number of outstanding of shares of (y) Series C Preferred Stock multiplied by 1000 plus, (z) if then outstanding, Class B Common Stock, in each case held by such Permitted Holder divided by (2)(A) the total number of shares of Ordinary Common Stock equal to the quotient of (v) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on all outstanding shares of Series B Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of conversion and (w) the Base Price for the date of such calculation, plus (B) the total number of all outstanding shares of (x) Series C Preferred Stock multiplied by 1000 plus (y) if then outstanding, Class B Common Stock, plus (z) Ordinary Common Stock.

“Director” means a member of the Board.

“Dividends” has the meaning ascribed to it in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable.

“DOE” means the U.S. Department of Energy and any successor Governmental Authority thereto.

“Effective Time” means the time at which the SEC declares any Registration Statement effective or at which any Registration Statement otherwise becomes effective.

“Election Contest” means solicitations subject to Rule 14a-12(c) promulgated under the Exchange Act.

“Equity Interest” means, as to each Investor at any time, a percentage represented by a fraction, the numerator of which is the number of shares of preferred stock then held by the Investor and the denominator of which is the total number of shares of preferred stock of the Company then outstanding.

“Excess Voting Share” has the meaning ascribed to it in Section 5.4(a).

“Exchange Act” mean the United States Securities Exchange Act of 1934, as amended.

“Excluded Lender” shall mean a bank or other financial institution providing indebtedness for borrowed money which is guaranteed by the Loan Guarantee Agreement (as defined in 10 CFR 609.2) pertaining to the DOE Financial Closing; provided, however “Excluded Lender” shall not include a Person providing funding or committed funding (pursuant to definitive binding agreements) for debt or equity of the Corporation in an amount of at least $100,000,000 that is not guaranteed by such Loan Guarantee Agreement.

“Export Controlled Information” means any unclassified information, the export of which is controlled by law or regulation under the International Traffic in Arms Regulations (22 CFR Part 120 et seq.), the Export Administration Regulations (14 CFR Part 730 et seq.), or the U.S. Department of Energy regulations (10 CFR Part 810), and including Unclassified Controlled Nuclear Information, Safeguards Information (Section 147 of the Atomic Energy Act  of 1954 as amended), Sensitive Unclassified Non-Safeguards Information (NRC Regulatory Information Summary 2005-31), and Official Use Only information (DOE Order 471.3), except to the extent that the export or deemed export thereof arising by virtue of a disclosure hereunder has been licensed or approved under, or is authorized by, Applicable Law.

“Factor” has the meaning ascribed to it in the Series B-1 Certificate of Designation.

“Filing Date” means the earlier of (i) April 30, 2011, if the Second Closing has not occurred prior to that date, (ii) October 30, 2011, if the Third Closing has not occurred prior to that date and (iii) the date of the Third Closing.

 “FINSA” means the Foreign Investment and National Security Act of 2007, 50 U.S.C. App. 2061, amending the Defense Production Act of 1950, 50 U.S.C. App. 2170.

“Formerly Restricted Data” means classified information jointly determined by DOE and the Department of Defense to be related primarily to the military utilization of nuclear weapons and removed (by transclassification) from the Restricted Data category pursuant to section 142(d) of the Atomic Energy Act.

“Governmental Approval” means any Consent of any Governmental Authority.

“Initial Liquidation Preference” means $1,000.00 per share of Series B Preferred Stock.

“Investor Director” means a Director elected by the holders of Preferred Stock or the Class B Common Stock and the Series C Preferred Stock, as applicable, pursuant to the Certificate of Incorporation.

“Liquidation Preference” has the meaning ascribed to it in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable.

“Mitigation Agreement” means an agreement or other undertaking entered into with CFIUS or one or more of its members to address any national security concerns raised by CFIUS in connection with the transactions contemplated hereby.

“National Security Information” means information that has been determined pursuant to Executive Order 12958, as amended (68 Federal Register 15315 (March 28, 2003)), or prior Executive Orders to require protection against unauthorized disclosure and is marked to indicate its classification status when in document form.  National Security Information is referred to as 'defense information' in the Atomic Energy Act.

“Negation Plan” has the meaning set forth in the SPA.

“NISPOM” means the National Industrial Security Program Operating Manual as required by Executive Order 12829 and under the authority of Department of Defense Directive 5220.22, “National Industrial Security Program (NISP)” for the protection of classified information released or disclosed to industry in connection with classified contracts under the NISP.

“NRC” means the U.S. Nuclear Regulatory Commission and any successor Governmental Authority thereto.

 “Nuclear and National Security Approvals” means approvals, licenses, permits, or other authorizations required: (i) from the NRC under of the Atomic Energy Act, 10 CFR Part 70 and 10 CFR Part 76, including any applicable Negation Plans; (ii) from the NRC and DOE pursuant to the NISPOM, including any applicable Negation Plans; and (iii) from DOE regarding access to Restricted Data pursuant to 10 CFR Part 725.

“Orderly Sale Arrangement” has the meaning set forth in the SPA.

“Ordinary Common Stock” means the shares of the common stock of the Company, par value $0.10 per share.

“Participant” has the meaning set forth in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act.

“Permitted Holder” means (i) Toshiba and its controlled Affiliates and (ii) B&W and its controlled Affiliates.

“Permitted Offer” means (a) an offer made to all of the holders of Common Stock in cash for any or all of the outstanding Common Stock that has been approved by the Directors of the Company other than the Investor Directors or (b) a private offer to acquire all of the Company’s Common Stock made to the Board in response to a third party’s offer to acquire a majority of the Company’s equity securities or an indication by the Board to the Investors that they would be interested in receiving such an offer.  The transaction proposed in a Permitted Offer must be approved or accepted by the holders of a majority of the outstanding shares of Ordinary Common Stock.

“PIK Shares” means the shares of Preferred Stock paid as in-kind dividends on Preferred Stock.

“Preferred Stock” has the meaning set forth in the recitals hereto.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

“Proxy” has the meaning ascribed to it in Section 5.4(b).

“Registrable Securities” means, at any time, all of the then issued and outstanding, or issuable, as the case may be, (a) shares of Common Stock issued or issuable to the Investors upon conversion of (x) the shares of Preferred Stock purchased by the Investors pursuant to the SPA or (y) any shares of Series B Common Stock, (b) all other shares of Common Stock issued or issuable to the Investors upon exercise of Warrants, (c) shares of any class of capital stock or other securities into which or for which any such shares of Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization, merger or consolidation of the Company or sale of all or substantially all of the assets of the Company and (d) shares of capital stock issued with respect to the foregoing pursuant to a stock split or stock dividend.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) they have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) they have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or pursuant to the Orderly Sale Arrangement.

“Registration Statements” means the Initial Shelf and any subsequent Shelf Registration Statement registering the Registrable Securities.

“Restricted Data” means a kind of classified information that consists of all data concerning the following, but not including data declassified or removed from the Restricted Data category pursuant to section 142 of the Atomic Energy Act: (i) design, manufacture, or utilization of atomic weapons; (ii) production of special nuclear material; or (iii) use of special nuclear material in the production of energy.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means any shares of Common Stock or preferred stock of the Company and any securities that are convertible into, or any option or right to subscribe for or acquire, any shares of Common Stock or preferred stock of the Company.

“Securities Act” means the Securities Act of 1933 as amended.

“Series B-1 Certificate of Designation” means the Company’s Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock.

“Series B-2 Certificate of Designation” shall mean the Company’s Certificate of Designation of series of preferred stock of Series B-2 11.5% Convertible Preferred Stock.

“Series C Certificate of Designation” shall mean the Certificate of Designation of the Series C Participating Convertible Preferred Stock.

“Shelf Registration Statement” means a “shelf” registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Investors of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC, filed by the Company pursuant to the provisions of Article IV of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement, and any additional “shelf” registration statements filed under the Securities Act to permit the registration and sale of Registrable Securities pursuant to Article IV.

“Solicitation” has the meaning set forth in Regulation 14A promulgated under the Exchange Act.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than fifty percent (50%) of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.  Notwithstanding the foregoing, American Centrifuge Manufacturing, LLC shall not be considered a Subsidiary of B&W or the Company.

“Third Party Financing” means the funding or committed funding (pursuant to definitive binding agreements) for debt or equity of the Company in an amount of at least $100,000,000 from a third party that is not an Affiliate of the Company, a Japanese export credit agency, a U.S. Governmental Authority or an Excluded Lender where (1) such funds, together with such other additional funds available to the Company at such time, is necessary and sufficient to consummate the DOE Financial Closing, and (2) the third-party requires, as a condition to the funding, that the Preferred Stock be converted in accordance with the terms hereof.

“Transaction Documents” means this Agreement, the Certificates of Designation, the Charter Amendment, the Investor Rights Agreement, and the Strategic Relationship Agreement.

“Unclassified Controlled Nuclear Information” means certain unclassified Government information concerning nuclear facilities, materials, weapons, and components whose dissemination is controlled under section 148 of the Atomic Energy Act and 10 CFR 1017.

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